UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

HMH Holding Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43221	99-2746883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 North Sam Houston Parkway East, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 449-2000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	HMH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 31, 2026, HMH Holding Inc., a Delaware corporation (the “Company”), and HMH Holding B.V., a Netherlands private limited company (“HMH B.V.”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Piper Sandler & Co., Evercore Group L.L.C., Citigroup Global Markets Inc. and DNB Carnegie, Inc., as representatives of the other underwriters listed in Schedule 1 (the “Underwriters”), relating to the offer and sale (the “Offering”) of the Company’s Class A common stock, par value $0.01 per share (“Class A common stock”). The Underwriting Agreement provides for the offer and sale by the Company, and the purchase by the Underwriters, of 10,520,000 shares of Class A common stock at a price to the public of $20.00 per share. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 1,578,000 additional shares of Class A common stock if they sell more than 10,520,000 shares of Class A common stock. The material terms of the Offering are described in the prospectus (the “Prospectus”), dated March 31, 2026, filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 1, 2026, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-281497), initially filed by the Company on August 12, 2024 (as amended, the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

The Offering closed on April 2, 2026, and the Company received proceeds from the Offering of approximately $193.8 million (net of underwriting discounts, commissions and estimated offering expenses payable by the Company). As described in the Prospectus, the Company intends to (i) use $39.5 million of the net proceeds from the Offering to pay the cash consideration portion of the purchase price to purchase an aggregate of 2,100,000 B.V. Voting Class A Shares and 2,100,000 B.V. Voting Class B Shares (each, as defined below) from (A) Baker Hughes Company and its wholly owned subsidiary, Baker Hughes Holdings LLC (collectively, “Baker Hughes”) and (B) Akastor ASA and its wholly owned subsidiaries, Akastor AS, Mercury HoldCo AS and Mercury HoldCo Inc. (collectively, “Akastor” and, together with Baker Hughes, the “Principal Stockholders”) and (ii) contribute all of the remaining net proceeds from the Offering to HMH B.V. in exchange for a number of newly issued B.V. Voting Class A Shares and B.V. Voting Class B Shares such that the number of B.V. Voting Class A Shares and B.V. Voting Class B Shares, respectively, held by the Company (taking into account the B.V. Voting Class A Shares and B.V. Voting Class B Shares acquired by the Company from the Principal Stockholders pursuant to the corporate reorganization transactions (as described in the Prospectus and Item 3.02, and effected in connection with closing of the Offering, the “Corporate Reorganization”) equals the number of shares of Class A common stock sold by the Company in the Offering. HMH B.V. intends to use an aggregate of $137.1 million of the net proceeds received by it, comprised of $110.0 million to be paid to Baker Hughes and $27.1 million to be paid to Akastor, to repay all of the outstanding principal and accrued and unpaid interest under a loan agreement with Baker Hughes Holdings LLC and Akastor AS, dated as of October 1, 2021 (as amended, the “Shareholder Loans”). Any remaining net proceeds are intended to be used for general corporate purposes, which may include funding for acquisitions, working capital requirements, capital expenditures and the repayment, refinancing, redemption or repurchase of indebtedness or other securities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their respective affiliates have provided, and may in the future provide, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Exchange Agreement

On April 2, 2026, in connection with the closing of the Offering, the Company entered into an exchange agreement (the “Exchange Agreement”) with HMH B.V., Akastor AS, Mercury HoldCo AS, Mercury HoldCo Inc. and Baker Hughes Holdings LLC.

Following the Offering and the Corporate Reorganization, (i) the Company serves as a holding company, with its sole material asset being an equity interest in HMH B.V., with such equity interest consisting of 10,520,000 Class A ordinary shares, which entitle the holder to one vote per share and track HMH B.V.’s U.S. operations (“B.V. Voting Class A Shares”), and 10,520,000 Class B ordinary shares, which entitle the holder to one vote per share and track HMH B.V.’s non-U.S. operations (“B.V. Voting Class B Shares” and, together with the B.V. Voting Class A Shares, the “B.V. Voting Shares”), (ii) Baker Hughes owns 16,288,748 shares of the Company’s Class B common stock, par value $0.01 per share (“Class B common stock”), 32,577,496 non-voting Class A ordinary shares that track HMH B.V.’s U.S. operations (“B.V. Non-Voting Class A Shares”) and 32,577,496 non-voting Class B ordinary shares that track HMH B.V.’s non-U.S. operations (“B.V. Non-Voting Class B Shares” and, together with B.V. Non-Voting Class A Shares, “B.V. Non-Voting Shares”), and (iii) Akastor owns 16,288,748 shares of Class B common stock, 32,577,496 B.V. Non-Voting Class A Shares and 32,577,496 B.V. Non-Voting Class B Shares.

Under the Exchange Agreement, each Principal Stockholder will, subject to certain limitations, have the right (the “Redemption Right”) to cause HMH B.V. to acquire all or a portion of its B.V. Non-Voting Shares, together with all or an equal portion of its Class B common stock, for either (i) shares of Class A common stock at a redemption ratio of one share of Class A common stock for each bundle of one B.V. Non-Voting Class A Share, one B.V. Non-Voting Class B Share and one share of the Company’s Class B common stock redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or, upon mutual agreement between such Principal Stockholder and us, or (ii) an equivalent amount of cash, based on the trailing ten-day volume weighted average price (“VWAP”) of the Company’s Class A common stock on The Nasdaq Global Select Market (“Nasdaq”) prior to the redemption date. Alternatively, upon the exercise of the Redemption Right, the Company has the right (the “Call Right”) to purchase the tendered bundle of one B.V. Non-Voting Class A Share, one B.V. Non-Voting Class B Share and one share of the Company’s Class B common stock directly from such Principal Stockholder for either (i) one share of Class A common stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or, upon mutual agreement of such redeeming Principal Stockholder and the Company, (ii) an equivalent amount of cash based on the trailing ten-day VWAP prior to the redemption date.

Akastor will also, subject to certain limitations, have the right (the “Hybrid Redemption Right”), in lieu of exercising its Redemption Right, to cause the Company to acquire all or a portion of its B.V. Non-Voting Class B Shares and all or a portion of the equity interests in Mercury HoldCo Inc. (“Mercury US shares”), together with all or an equal portion of the Company’s Class B common stock, for (i) shares of the Company’s Class A common stock at an exchange ratio of one share of Class A common stock for each bundle of a specified number of Mercury US shares, one B.V. Non-Voting Class B Share and one share of the Company’s Class B common stock exchanged, subject to conversion adjustments, or, upon mutual agreement between Akastor and the Company, (ii) an equivalent amount of cash, based on the trailing ten-day VWAP prior to the exchange date.

The Company’s independent directors will determine whether to issue shares of Class A common stock or cash based on facts in existence at the time of the decision which may include the relative value of the Class A common stock (including the trading prices for the Class A common stock at the time of redemption), the cash purchase price, the availability of other sources of liquidity and alternative uses for such cash.

The foregoing description is qualified in its entirety by reference to the full text of the Exchange Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On April 2, 2026, in connection with the closing of the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Principal Stockholders. Pursuant to the Registration Rights Agreement, the Company agreed to register the sale of shares of Class A common stock under certain circumstances, as described below.

At any time after the 180-day lock-up period described in the Prospectus and subject to certain limitations, each of Baker Hughes and Akastor (together with any person to whom rights under the Registration Rights Agreement are assigned in accordance therewith, the “RRA Holders”) has the right to require the Company to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement registering the offer and sale of their shares of the Company’s Class A common stock. Generally, the Company is required to provide notice of the request to certain other holders of its Class A common stock who may, in certain circumstances, participate in the registration. Subject to certain exceptions, each of Baker Hughes and Akastor will be entitled to make three demands per calendar year that the Company registers such securities. However, the Company will not be obligated to effect a demand registration or an underwritten offering within 90 days after any other demand registration and will not be obligated to effect an underwritten offering pursuant to a resale shelf registration statement within 90 days after any other underwritten offering pursuant to a resale shelf registration statement, subject to certain requirements.

Each RRA Holder will have certain “piggy-back” registration rights in the event that the Company proposes to file a registration statement with respect to an offering of the Company’s equity securities for its own account or for the account of its stockholders, pursuant to which the Company would be required to notify the RRA Holders and allow them to register for sale a number of their registrable securities as they may request in writing, subject to certain exceptions. Furthermore, not later than 180 days after execution of the Registration Rights Agreement, the Company is required to prepare and file with the SEC a shelf registration statement on Form S-3 (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting the registration of such registrable securities for resale) to permit the public resale of all of the registrable securities thereunder in accordance with the terms of the Registration Rights Agreement.

The Registration Rights Agreement obligates the Company to cooperate reasonably with and take such customary actions as may be reasonably requested by, the RRA Holders in connection with the registration of registrable securities.

These registration rights are subject to certain conditions and limitations, and the Company will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective. The Registration Rights Agreement also requires the Company to indemnify each RRA Holder against certain liabilities under the Securities Act.

The foregoing description and the description of the Registration Rights Agreement contained in the Prospectus are qualified in their entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Tax Receivable Agreement

On April 2, 2026, in connection with the Offering, the Company and HMH B.V. entered into a tax receivable agreement (the “Tax Receivable Agreement”) with the Principal Stockholders.

The Tax Receivable Agreement generally provides for the payment by the Company to each Principal Stockholder of 85% of the net cash savings, if any, in U.S. federal, state, local and foreign income tax and franchise tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the Offering as a result of, as applicable to each Principal Stockholder, (i) certain increases in tax basis that occur as a result of the Company’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such Principal Stockholder’s B.V. Non-Voting Shares (or, in the case of Akastor, B.V. Non-Voting Class B Shares and Mercury US shares) in connection with the Offering or pursuant to an exercise of the Redemption Right or the Company’s Call Right; (ii) the utilization of certain net operating losses of Mercury HoldCo Inc. in the event that the Company acquires

Mercury US shares pursuant to the exercise of the Hybrid Redemption Right and (iii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments the Company makes under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of any actual net cash savings. The Company will be dependent on HMH B.V. to make distributions to the Company in an amount sufficient to cover the Company’s obligations under the Tax Receivable Agreement.

Payments will generally be made under the Tax Receivable Agreement as the Company realizes actual cash tax savings in periods after the Offering from the tax benefits covered by the Tax Receivable Agreement. However, if the Tax Receivable Agreement terminates early (at the Company’s election or as a result of the Company’s breach of a material obligation thereunder or certain mergers or other changes of control), the Company’s obligations under the Tax Receivable Agreement accelerate and the Company will be required to make an immediate payment equal to the present value of the anticipated future payments to be made by the Company under the Tax Receivable Agreement (calculated by applying a discount rate) in advance of any actual cash tax savings. Any such payment is expected to be substantial.

The foregoing description and the description of the Tax Receivable Agreement contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Tax Receivable Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Stockholders’ Agreement

On April 2, 2026, in connection with the closing of the Offering, the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with the Principal Stockholders. Among other things, the Stockholders’ Agreement provides each of the Principal Stockholders with the right to designate nominees to the Board of Directors of the Company (the “Board”) as follows:

•	so long as Baker Hughes and its affiliates collectively beneficially own at least 8,800,000 shares of the Company’s common stock, Baker Hughes can designate two nominees to the Board;

•

so long as Baker Hughes and its affiliates collectively beneficially own at least 4,400,000 but less than 8,800,000 shares of the Company’s common stock, Baker Hughes can designate one nominee to the Board;

•	so long as Akastor and its affiliates collectively beneficially own at least 8,800,000 shares of the Company’s common stock, Akastor can designate two nominees to the Board; and

•	so long as Akastor and its affiliates collectively beneficially own at least 4,400,000 but less than 8,800,000 shares of the Company’s common stock, Akastor can designate one nominee to the Board.

Additionally, the Company will be required to (i) include the Principal Stockholder nominees on each slate of director nominees for election in the Company’s annual meeting or special meeting proxy statement (or consent solicitation or similar document), (ii) recommend the election of such nominees to the Company’s stockholders and (iii) otherwise use reasonable best efforts to cause such nominees to be elected to the Board. Furthermore, for so long as a Principal Stockholder and its affiliates collectively beneficially own at least 4,400,000 shares of the Company’s common stock, any increase or decrease to the size of the Board or amendment, modification or waiver of the Company’s Amended and Restated Bylaws (as defined below) that relates to the size of the Board will require the prior written consent of such Principal Stockholder.

The foregoing description and the description of the Stockholders’ Agreement contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Stockholders’ Agreement, which is attached as Exhibit 4.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

HMH B.V. Partnership Agreement

On April 2, 2026, in connection with the Offering, the Company and HMH B.V. entered into the HMH B.V. Partnership Agreement (the “Partnership Agreement”) with the Principal Stockholders. The Partnership Agreement initially provides for four classes of HMH B.V. shares entitling the holder to equity of HMH B.V. consisting of (i) B.V. Non-Voting Class A Shares, (ii) B.V. Non-Voting Class B Shares, (iii) B.V. Voting Class A Shares and (iv) B.V. Voting Class B Shares. For each pair of one B.V. Non-Voting Class A Share and one B.V. Non-Voting Class B Share, the holder of each pair shall hold one share of the Company’s Class B common stock.

Pursuant to the Partnership Agreement, the Company (as the holder of all B.V. Voting Shares) will have the right to determine when distributions will be made to the holders of B.V. Voting Shares and B.V. Non-Voting Shares (collectively, the “B.V. Shares”) and the amount of any such distributions. If the Company authorizes a distribution, such distribution will be made to the holders of B.V. Shares on a pro rata basis in accordance with their respective percentage ownership of B.V. Shares. Any distributable amount will be allocated between the B.V. Share classes such that (to the fullest extent permitted by applicable law) distributions on B.V. Non-Voting Class A Shares and B.V. Voting Class A Shares will be funded by U.S. operations and distributions on B.V. Non-Voting Class B Shares and B.V. Voting Class B Shares shall be funded by non-U.S. operations. The holders of B.V. Shares, including the Company, will be allocated their proportionate share of any taxable income or loss of HMH B.V.’s U.S. and non-U.S. operations, as applicable, and will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of HMH B.V.’s U.S. and non-U.S. operations, as applicable.

The Partnership Agreement provides that, except as otherwise determined by the Company or in connection with the exercise of the Call Right, at any time the Company issues a share of its Class A common stock (including any shares of Class A common stock issued pursuant to the 2026 LTIP (as defined below), incentive awards or any other debt or equity security, the net proceeds, if any, received by the Company with respect to such issuance will be concurrently invested in HMH B.V., and HMH B.V. will issue to the Company one B.V. Voting Class A Share and one B.V. Voting Class B Share or other economically equivalent debt or equity interest. Conversely, if at any time any shares of the Company’s Class A common stock are redeemed, repurchased or otherwise acquired, HMH B.V. will redeem, repurchase or otherwise acquire or directly cancel an equal number of B.V. Voting Class A Shares and B.V. Voting Class B Shares held by the Company, upon the same terms and for the same price, as the shares of the Company’s Class A common stock that are redeemed, repurchased or otherwise acquired. Furthermore, if at any time any pairs of one B.V. Non-Voting Class A Share and one B.V. Non-Voting Class B Share are transferred to another person, such redemption or transfer of any pairs of B.V. Non-Voting Shares will include redemption or transfer of the equivalent number of the Company’s Class B common stock.

The Partnership Agreement will provide for limitations on the ability of the HMH B.V. shareholders to transfer their B.V. Shares and will provide the Company, as owner of all B.V. Voting Shares, with the right to impose restrictions (in addition to those already in place) on the ability of shareholders of B.V. Non-Voting Shares to cause HMH B.V. to acquire or directly cancel their B.V. Non-Voting Shares pursuant to the Redemption Right to the extent the Company believes it is necessary to ensure that HMH B.V. will continue to be treated as a partnership for U.S. federal income tax purposes.

Under the Partnership Agreement, the shareholders of HMH B.V. agreed that the Principal Stockholders and their affiliates will be permitted to engage in business activities in which the Company engages or proposes to engage, do business with any client of the Company and otherwise compete, directly or indirectly, with the Company.

HMH B.V. will be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) an election by the Company to dissolve HMH B.V. Upon dissolution, HMH B.V. will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (x) first, to creditors (including to the extent permitted by law, creditors who are shareholders of HMH B.V.) in satisfaction of the liabilities of HMH B.V. in the order of priority as provided by law, except any obligations to HMH B.V.’s shareholders in respect of their capital accounts, (y) second, to establish cash reserves that the Company reasonably deems necessary for contingent or unforeseen liabilities or future payments and (z) third, to the shareholders of HMH B.V. in proportion to the number of B.V. Shares owned by each of them.

The foregoing description and the Partnership Agreement contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Partnership Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

2026 Long-Term Incentive Plan

The description of the Company’s 2026 Long-Term Incentive Plan (the “2026 LTIP”) provided in Item 5.02 hereto under the heading “2026 Long-Term Incentive Plan” is incorporated by reference into this Item 1.01. A copy of the 2026 LTIP is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Prior to the Offering and the Corporate Reorganization, the Principal Stockholders collectively held all equity interests in HMH B.V. As part of the Corporate Reorganization:

•

HMH B.V. underwent a 346,774.96 for 1 stock split, with Baker Hughes receiving 17,338,748 B.V. Voting Class A and 17,338,748 B.V. Voting Class B Shares, and Akastor receiving 17,338,748 B.V. Voting Class A Shares and 17,338,748 B.V. Voting Class B Shares;

•	HMH B.V. recapitalized, converting 32,577,496 B.V. Voting Class A Shares to B.V. Non-Voting Class A Shares and 32,577,496 B.V. Voting Class B Shares to B.V. Non-Voting Class B Shares;

•	the Company issued 10,520,000 shares of Class A common stock to purchasers in the Offering;

•

Baker Hughes sold 1,050,000 B.V. Voting Class A Shares and 1,050,000 B.V. Voting Class B Shares to the Company in exchange for $19.7 million in cash and received 16,288,748 shares of the Company’s Class B common stock in exchange for relinquishing voting rights on 16,288,748 of its B.V. Voting Class A Shares and 16,288,748 of its B.V. Voting Class B Shares;

•

Akastor sold 1,050,000 B.V. Voting Class A Shares and 1,050,000 B.V. Voting Class B Shares to the Company in exchange for $19.7 million in cash and received 16,288,748 shares of the Company’s Class B common stock in exchange for relinquishing voting rights on 16,288,748 of its B.V. Voting Class A Shares and 16,288,748 of its B.V. Voting Class B Shares; and

•

the Company contributed the remaining net proceeds from the Offering to HMH B.V. in exchange for newly issued B.V. Voting Shares, consisting of 8,420,000 B.V. Voting Class A Shares and 8,420,000 B.V. Voting Class B Shares, such that the Company holds, after taking into account the B.V. Voting Shares acquired from Baker Hughes and Akastor, one B.V. Voting Class A Share and one B.V. Voting Class B Share, respectively, for each share of the Company’s Class A common stock outstanding following the Offering.

Following the Offering and the Corporate Reorganization, the Company owns all B.V. Voting Shares, representing full voting control of HMH B.V., while the Principal Stockholders have retained equity interests through B.V. Non-Voting Shares. Specifically, (i) the Company serves as a holding company, with its sole material asset being an equity interest in HMH B.V., with such equity interest consisting of 10,520,000 B.V. Voting Class A Shares and 10,520,000 B.V. Voting Class B Shares), (ii) Baker Hughes owns 16,288,748 shares of the Class B common stock, 32,577,496 B.V. Non-Voting Class A Shares and 32,577,496 B.V. Non-Voting Class B Shares, and (iii) Akastor owns 16,288,748 shares of Class B common stock, 32,577,496 B.V. Non-Voting Class A Shares and 32,577,496 B.V. Non-Voting Class B Shares.

The foregoing transactions were undertaken in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

The foregoing description is qualified in its entirety by reference to the full text of the Prospectus under the heading “Corporate Reorganization,” incorporated in this Item 3.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On April 1, 2026, the Board, effective immediately after effectiveness of the Registration Statement, increased the size of the Board to seven and appointed Lance T. Loeffler and Kathleen S. McAllister as members of the Board.

Biographical information for Lance T. Loeffler and Kathleen S. McAllister, in addition to Daniel W. Rabun (Chairman of the Board), Judson E. Bailey, Karl Erik Kjelstad, Svein O. Stoknes and M. Georgia Magno, each of whom were appointed to the Board effective March 3, 2026, is set forth in the Prospectus under the caption “Management” and is incorporated herein by reference.

As compensation for services provided as a member of the Board, except as otherwise determined by the Board, each non-employee director will be compensated as follows:

•

each non-employee director, other than a non-employee director who serves as chairman of the Board, will be entitled to receive an annual cash retainer of $75,000, and any non-employee director serving as the chairman of the Board will be entitled to receive an annual cash retainer of $125,000, each paid in quarterly installments, based on calendar quarters, in arrears on a prorated basis;

•

the chairperson of the Board’s Audit Committee will be entitled to receive an additional cash retainer of $25,000, paid in quarterly installments, based on calendar quarters, in arrears on a prorated basis;

•

the chairperson of the Board’s Compensation Committee will be entitled to receive an additional cash retainer of $20,000, paid in quarterly installments, based on calendar quarters, in arrears on a prorated basis;

•

the chairperson of the Board’s Nominating and Governance Committee will be entitled to receive an additional cash retainer of $15,000, paid in quarterly installments, based on calendar quarters, in arrears on a prorated basis;

•

each non-employee director who is re-elected to serve, or will continue serving as a non-employee director immediately following any annual meeting of the Company’s stockholders, will receive an annual grant (the “Annual RSU Award”) of restricted stock units (“RSUs”) on the date of the Company’s annual stockholder meeting beginning with the first annual stockholder meeting following the listing of the Company’s Class A common stock on Nasdaq with a fair market value of $150,000, if such non-employee director will not serve as the chairman of the Board, or $175,000, if such non-employee director will serve as the chairman of the Board, which will vest on the day prior to the first annual meeting of the Company’s stockholders following the date the RSUs are granted, subject to the non-employee director’s continued service; and

•	each non-employee director will be reimbursed for reasonable out-of-pocket expenses incurred while attending meetings of the Board or any of its committees

In addition, each non-employee director has received or will receive an initial RSU award with respect to service prior to the Company’s first annual stockholder meeting following the consummation of the Offering. The fair market value of the initial RSU award will equal (i) the fair market value of the Annual RSU Award that such non-employee director would be eligible to receive based on the compensation program described above, multiplied by (ii) a fraction, which may be greater than one, (A) the numerator of which is the number of days beginning upon consummation of the Offering and ending on May 19, 2027 (which is the day before the date on which the first annual stockholder meeting is assumed to occur for this purpose) and (B) the denominator of which is 365.

A non-employee director nominated by a Principal Stockholder may elect to waive cash and RSU award compensation. Such director may instruct or request that such waived cash or RSU award compensation instead be directed or transferred to such Principal Stockholder or such director’s charity of choice. The Company does not currently anticipate that Judson E. Bailey or M. Georgia Magno will receive additional compensation for their respective service on the Board.

Ms. McAllister, Mr. Loeffler and Mr. Rabun will initially serve as members of the Board’s Audit Committee, with Ms. McAllister serving as chair of the Audit Committee. Mr. Rabun, Mr. Loeffler and Ms. McAllister will initially serve as members of the Board’s Compensation Committee, with Mr. Rabun serving as the chair of the Compensation Committee. Mr. Loeffler, Mr. Rabun and Ms. McAllister will initially serve as members of the Board’s Nominating and Governance Committee, with Mr. Loeffler serving as the chair of the Nominating and Governance Committee.

Based upon information requested from and provided by each director concerning her or his background, employment and affiliations, including family relationships, the Board determined that Mr. Loeffler, Ms. McAllister and Mr. Rabun, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The Company expects a majority of the Board to be comprised of independent directors within 12 months from the date of listing to comply with the majority independent board requirement of the Nasdaq listing standards. Except as previously disclosed in the Registration Statement and the Prospectus, there are no transactions in which Mr. Loeffler, Ms. McAllister and Mr. Rabun have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Departure of Director

In connection with the closing of the Offering, Dwight W. Rettig resigned as the sole director of the Company.

Indemnification Agreements

On April 2, 2026, in connection with the Offering, the Company entered into indemnification agreements with each of its directors and officers (the “Indemnification Agreements”). The Indemnification Agreements require the Company to indemnify each such individual to the fullest extent permitted under Delaware law against liability that may arise by reason of such individual’s service to the Company, and to advance expenses incurred as a result of any proceeding against such individual as to which he or she could be indemnified.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

2026 Long-Term Incentive Plan

On April 2, 2026, the Company adopted the 2026 LTIP for the benefit of employees, including any officers or employee-directors, consultants, independent contractors and other service providers of the Company and its subsidiaries, and all non-employee directors of the Company. The 2026 LTIP provides for the grant of all or any of the following types of awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock awards, (4) RSUs, (5) performance awards, (6) dividend equivalents, (7) other stock-based awards and (8) cash-based awards. Subject to adjustment in accordance with the terms of the 2026 LTIP, 3,700,714 shares of Class A common stock have been reserved for issuance pursuant to awards under the 2026 LTIP. If any shares of Class A common stock subject to an award are forfeited, an award expires or otherwise terminates without issuance of shares of Class A common stock, or an award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares of Class A common stock subject to such award, then any such shares of Class A common stock subject to such award will be added to the shares available for grant under the 2026 LTIP on a one-for-one basis, but no additional shares of Class A common stock will be added back to the shares available for grant under the 2026 LTIP for any of the 1,500,714 shares of Class A common stock underlying awards issued at closing of the Offering in replacement of phantom awards outstanding prior to closing of the Offering. The 2026 LTIP will be administered by the Board’s Compensation Committee.

The foregoing description of the 2026 LTIP is not complete and is qualified in its entirety by reference to the full text of the 2026 LTIP, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

The Company amended and restated its certificate of incorporation (the “Amended and Restated Certificate of Incorporation”), which was filed with the Secretary of State of the State of Delaware on April 2, 2026, and became effective on April 2, 2026.

A description of the Amended and Restated Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of capital stock” and is incorporated herein by reference.

The foregoing description of the Amended and Restated Certificate of Incorporation and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws

On April 2, 2026, the Company amended and restated its bylaws (the “Amended and Restated Bylaws”). A description of the Amended and Restated Bylaws is contained in the section of the Prospectus entitled “Description of capital stock” and is incorporated herein by reference.

The foregoing description and the description of the Amended and Restated Bylaws contained in the Prospectus are qualified in their entirety by reference to the full text of the Amended and Restated Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated in this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure.

On March 31, 2026, the Company issued a press release announcing the pricing of the Offering. On April 2, 2026, the Company issued a press release announcing the closing of the Offering. Copies of each press release are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, are being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name

1.1	Underwriting Agreement, dated March 31, 2026, by and among HMH Holding Inc., HMH Holding B.V., J.P. Morgan Securities LLC, Piper Sandler & Co., Evercore Group L.L.C., Citigroup Global Markets Inc. and DNB Carnegie, Inc., as representatives of the underwriters listed in Schedule 1 therein.

3.1	Amended and Restated Certificate of Incorporation of HMH Holding Inc., dated April 2, 2026.

3.2	Amended and Restated Bylaws of HMH Holding Inc., dated April 2, 2026.

4.1	Registration Rights Agreement, dated as of April 2, 2026, by and among HMH Holding Inc. and the signatories thereto.

4.2	Stockholders’ Agreement, dated April 2, 2026, by and among HMH Holding Inc., Baker Hughes Holdings LLC, Akastor AS and Mercury HoldCo Inc.

10.1	Tax Receivable Agreement, dated April 2, 2026, by and among HMH Holding Inc., HMH Holding B.V., Baker Hughes Holdings LLC, Akastor AS, Mercury HoldCo AS and Mercury HoldCo Inc.

10.2	Exchange Agreement, dated April 2, 2026, by and among HMH Holding Inc., HMH Holding B.V., Baker Hughes Holdings LLC, Akastor AS, Mercury HoldCo AS and Mercury HoldCo Inc.

10.3	Partnership Agreement of HMH Holding B.V., dated April 2, 2026, by and among HMH Holding B.V., HMH Holding Inc., Baker Hughes Holdings LLC, Akastor AS and Mercury HoldCo Inc.

10.4†	Form of Director and Officer Indemnification Agreement, dated as of April 2, 2026, by and between HMH Holding Inc. and such Director or Officer party thereto.

10.5†	HMH Holding Inc. 2026 Long-Term Incentive Plan.

10.6†	Form of Award Agreement replacing founders’ phantom equity award.

10.7†	Form of Award Agreement replacing 2022 long-term incentive award.

10.8†	Form of Award Agreement replacing 2023 long-term incentive award.

10.9†	Form of Award Agreement replacing 2024 long-term incentive award.

10.10†	Form of Award Agreement replacing 2025 long-term incentive award.

10.11†	Form of Award Agreement replacing 2023 long-term incentive award for former employees.

10.12†	Form of Award Agreement replacing 2024 special recognition long-term incentive award.

10.13†	Form of Non-Employee Director Restricted Stock Unit Award Agreement.

99.1	Press Release, dated as of March 31, 2026.

99.2	Press Release, dated as of April 2, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMH HOLDING INC.

Date: April 2, 2026	By:	/s/ Dwight W. Rettig
	Name:	Dwight W. Rettig
	Title:	Chief Administration Officer, General Counsel and Corporate Secretary